Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Fees previously paid	Equity	Common Stock, par value $0.0001 per share	457(f)(1)	6,868,080	$10.24	(3)	$70,329,140	0.0001102	$7,750.28
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	457(f)(1)	240,001	$10.67	(4)	$2,560,811	0.0001102	$282.21

	Total Offering Amounts						$72,889,951		$8,032.49
	Total Fees Previously Paid								$7,750.28
	Total Fee Offsets								$0
	Net Fee Due								$282.21

(1)	Based on the maximum number of shares of common stock, par value $0.0001 per share (the “New Digerati Common Stock”), of New Digerati (as defined below) issuable upon the closing of a business combination (the “Business Combination”) involving Minority Equality Opportunities Acquisition Inc. (“MEOA”) and Digerati Technologies, Inc. This number is based on 7,108,081, the maximum number of shares of New Digerati Common Stock that are expected to be issued pursuant to the Business Combination to the Digerati Equityholders. “New Digerati” refers to MEOA after giving effect to the closing of the Business Combination.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Class A common Stock of MEOA on the Nasdaq Capital Market on November 15, 2022. This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(4)	Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Class A common Stock of MEOA on the Nasdaq Capital Market on February 7, 2023. This calculation is in accordance with Rule 457(f)(1) of the Securities Act.